SPECIAL MEETING OF SHAREHOLDER

                                       OF

                         PRINCIPAL INVESTORS FUND, INC.

 ===================================== ================= ======== ==============
                                          All Classes
                     Fund                    Except       Class J  Institutional
                                       Institutional and               Class
                                            Class J
 ===================================== ================= ======== ===========
 Balanced                                                    X           X
 ------------------------------------- ----------------- -------- -----------
 Bond & Mortgage Securities                                  X           X
 ------------------------------------- ----------------- -------- -----------
 European                                                    X           X
 ------------------------------------- ----------------- -------- -----------
 Government Securities                                       X           X
 ------------------------------------- ----------------- -------- -----------
 High Quality Intermediate-Term Bond                         X           X
 ------------------------------------- ----------------- -------- -----------
 High Quality Long-Term Bond                                 X           X
 ------------------------------------- ----------------- -------- -----------
 High Quality Short-Term Bond                                X           X
 ------------------------------------- ----------------- -------- -----------
 International Emerging Markets                              X           X
 ------------------------------------- ----------------- -------- -----------
 International I                                             X           X
 ------------------------------------- ----------------- -------- -----------
 International II                                            X
 ------------------------------------- ----------------- -------- -----------
 International SmallCap                                      X           X
 ------------------------------------- ----------------- -------- -----------
 LargeCap Blend                                              X           X
 ------------------------------------- ----------------- -------- -----------
 LargeCap Growth                                             X           X
 ------------------------------------- ----------------- -------- -----------
 LargeCap S&P 500 Index                                      X           X
 ------------------------------------- ----------------- -------- -----------
 LargeCap Value                                              X           X
 ------------------------------------- ----------------- -------- -----------
 LifeTime 2010                                 X                         X
 ------------------------------------- ----------------- -------- -----------
 LifeTime 2020                                 X                         X
 ------------------------------------- ----------------- -------- -----------
 LifeTime 2030                                 X                         X
 ------------------------------------- ----------------- -------- -----------
 LifeTime 2040                                 X                         X
 ------------------------------------- ----------------- -------- -----------
 LifeTime 2050                                 X                         X
 ------------------------------------- ----------------- -------- -----------
 LifeTime Strategic Income                     X                         X
 ------------------------------------- ----------------- -------- -----------
  MidCap Blend                                                X           X
 ------------------------------------- ----------------- -------- -----------
 MidCap Growth                                               X           X
 ------------------------------------- ----------------- -------- -----------
 MidCap S&P 400 Index                                        X           X
 ------------------------------------- ----------------- -------- -----------
 MidCap Value                                                X           X
 ------------------------------------- ----------------- -------- -----------
 Money Market                                                X           X
 ------------------------------------- ----------------- -------- -----------
 Pacific Basin                                               X           X
 ------------------------------------- ----------------- -------- -----------
 Partners LargeCap Blend                                     X
 ------------------------------------- ----------------- -------- -----------
 Partners LargeCap Growth I                                  X
 ------------------------------------- ----------------- -------- -----------
 Partners LargeCap Growth II                                 X
 ------------------------------------- ----------------- -------- -----------
 Partners LargeCap Value                                     X
 ------------------------------------- ----------------- -------- -----------
 Partners MidCap Blend                         X             X           X
 ------------------------------------- ----------------- -------- -----------
 Partners MidCap Growth                                      X           X
 ------------------------------------- ----------------- -------- -----------
 Partners MidCap Value                                       X
 ------------------------------------- ----------------- -------- -----------
 Partners SmallCap Growth I                                  X
 ------------------------------------- ----------------- -------- -----------
 Partners SmallCap Growth II                                 X
 ------------------------------------- ----------------- -------- -----------
 Partners SmallCap Value                       X             X           X
 ------------------------------------- ----------------- -------- -----------
 Real Estate                                                 X           X
 ------------------------------------- ----------------- -------- -----------
 SmallCap Blend                                              X           X
 ------------------------------------- ----------------- -------- -----------
 SmallCap Growth                                             X           X
 ------------------------------------- ----------------- -------- -----------
 SmallCap S&P 600 Index                                      X           X
 ------------------------------------- ----------------- -------- -----------
 SmallCap Value                                              X           X
 ------------------------------------- ----------------- -------- -----------
 Technology                                                  X
 ===================================== ================= ======== ===========

680 8th Street, Des Moines, Iowa        March 1, 2001                  9:00 a.m.

         A special meeting of the shareholder of Principal Investors Fund, Inc. (the "Corporation") which is comprised of a series of Funds (referred to herein as "Fund") was held at 680 8th Street, Des Moines, Iowa at 9:00 a.m. on March 1, 2001.

     The meeting was called to order by Mr. R. C. Eucher, who presided as chairman of the meeting. Ms. J. B. Schustek acted as secretary of the meeting. Also present was Mr. A. S. Filean.

         The Secretary reported that the only shareholder of each applicable share class of each Fund was Principal Life Insurance Company, that all such shares were represented by proxies held by Mr. Filean and that a quorum was present.

         The Chairman directed that the proxies be appended to the minutes of this meeting.

         The Chairman stated that it would be in order to consider ratification and approval of the Amendment to the Management Agreement between the Corporation and Principal Management Corporation in the form approved by the Board of Directors. A copy of said amendment was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the represented shares of Common Stock:

         "BE IT RESOLVED, That the Amendment to the Management Agreement between the Corporation and Principal Management Corporation, which was approved by the Board of Directors, including a majority of the non-interested Directors thereof, be, and it hereby is, ratified and approved."

         The Chairman stated that it would be appropriate to consider ratification and approval of the Amendment to the Sub-Advisory Agreement between Principal Management Corporation and Invista Capital Management, LLC in the form approved by the Board of Directors. A copy of said amendment was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the LifeTime 2010 Fund, LifeTime 2020 Fund, LifeTime 2030 Fund, LifeTime 2040 Fund, LifeTime 2050 Fund and LifeTime Strategic Income Fund:

         "BE IT RESOLVED, That the Amendment to the Sub-Advisory Agreement between Principal Management Corporation and Invista Capital Management, LLC, which was approved by the Board of Directors, including a majority of the non-interested Directors thereof, be, and it hereby is, ratified and approved."

          The Chairman then stated that it would be appropriate to consider ratification and approval of the Sub-Advisory Agreement between Principal Management Corporation and Morgan Stanley Dean Witter Investment Management Inc. for the Partners MidCap Blend Fund in the form approved by the Board of Directors. A copy of said agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the Partners MidCap Blend Fund:

         BE IT RESOLVED, That the Sub-Advisory Agreement between Principal Management Corporation and Morgan Stanley Dean Witter Investment Management Inc., which was approved by the Board of Directors, including a majority of the non-interested Directors thereof, be, and it hereby is, ratified and approved.

         The Chairman stated that it would also be appropriate to consider ratification and approval of the Sub-Advisory Agreement between Principal Management Corporation and Ark Asset Management Co., Inc. for the Partners SmallCap Value Fund in the form approved by the Board of Directors. A copy of said agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the Partners SmallCap Value Fund:

          "BE IT RESOLVED, That the Sub-Advisory Agreement between Principal Management Corporation and Ark Asset Management Co., Inc. which was approved by the Board of Directors, including a majority of the non-interested Directors thereof, be, and it hereby is, ratified and approved."

         The Chairman then stated it was necessary to consider ratification and approval of the Amendment to the Principal Investors Fund, Inc. Distribution Plan and Agreement for the Advisors Preferred Class shares and for the Advisors Select Class shares of each Fund listed below, in the forms adopted by the Board of Directors pursuant to Rule 12b-1 of the Investment Company Act of 1940. Copies of such amendments were presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding Advisors Preferred Class shares of Common Stock and all the outstanding Advisors Select Class shares of Common Stock of the LifeTime 2010 Fund, LifeTime 2020 Fund, LifeTime 2030 Fund, LifeTime 2040 Fund, LifeTime 2050 Fund and LifeTime Strategic Income Fund Partners MidCap Blend Fund and Partners SmallCap Value
Fund:

         "BE IT RESOLVED, That the Amendment to the Principal Investors Fund, Inc. Distribution Plan and Agreement for Advisors Preferred Class Shares, which was adopted by the Board of Directors, including a majority of the non-interested Directors thereof, be, and it hereby is, ratified and approved; and

         BE IT FURTHER RESOLVED, That the Amendment to the Distribution Plan and Agreement for Advisors Select Class Shares, which was adopted by the Board of Directors, including a majority of the non-interested Directors thereof, be, and it hereby is, ratified and approved."

The Chairman then stated it was necessary to consider ratification and approval of the Principal Investors Fund, Inc. Distribution Plan and Agreement for Class J Shares, in the form adopted by the Board of Directors pursuant to Rule 12b-1 of the Investment Company Act of 1940. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding Class J shares of Common Stock of the Balanced, Bond & Mortgage Securities, European, Government Securities, High Quality Intermediate-Term Bond, High Quality Long-Term Bond, High Quality Short-Term Bond, International Emerging Markets, International I, International II, International SmallCap, LargeCap Blend, LargeCap Growth, LargeCap S&P 500 Index, LargeCap Value, MidCap Blend, MidCap Growth, MidCap S&P 400 Index, MidCap Value, Money Market, Pacific Basin, Partners LargeCap Blend, Partners LargeCap Growth I, Partners LargeCap Growth II, Partners LargeCap Value, Partners MidCap Blend, Partners MidCap Growth, Partners MidCap Value, Partners SmallCap Growth I, Partners SmallCap Growth II, Partners SmallCap Value Fund, Real Estate, SmallCap Blend, SmallCap Growth, SmallCap S&P 600 Index, SmallCap Value and Technology
Funds:

         "BE IT RESOLVED, That the Principal Investors Fund, Inc. Distribution Plan and Agreement for Class J shares, which was adopted by the Board of Directors, including a majority of the non-interested Directors thereof, be, and it hereby is, ratified and approved."

         The Chairman then stated it was necessary to consider ratification and approval of Principal Management Corporation's proposal to act, with respect to certain finds, as a manager of manager pursuant to an order Principal Management Corporation has obtained from the SEC. Under the order, so long as shareholders approve Principal Management Corporation's authority, Principal Management Corporation has the ultimate responsibility for the oversight of Sub-Advisors, including the ability to hire and fire Sub-Advisors, without approval by a majority of the outstanding voting securities of the Funds involved. It was further noted that Principal Management Corporation's authority to manage a Fund in this manner is conditioned on each Fund furnishing to shareholders of record, within 90 days of Principal Management Corporation's employment of a new Sub-Advisor or any other material change to a Sub-Advisory Agreement, an information statement satisfying the requirements of Regulation 14c and Schedule 14c under the Securities Exchange Act of 1934 and of Schedule 14a under that Act. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of Partners MidCap Blend and Partners SmallCap Value Funds:

         "BE IT RESOLVED, That Principal Management Corporation has the ultimate responsibility to oversee Sub-Advisor activity which includes the ability to act pursuant to the Sub-Advisory Agreement without approval by a majority of the outstanding voting securities of the Fund."

         There being no further business, the meeting was adjourned.


                                                          /s/ Jean B. Schustek
                                                       Secretary of the Meeting